EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 14, 2008, accompanying the consolidated financial statements included in the Annual Report of Schmitt Industries, Inc. on Form 10-K for the year ended May 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Schmitt Industries, Inc. on Form S-8 (File No. 333-3910, effective August 18, 2004).

/s/Grant Thornton LLP

Portland, Oregon

August 14, 2008